As filed with the Securities and Exchange Commission on March 9, 2010

Registration No. 333-150779

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

UNITED STATES CELLULAR CORPORATION (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1147325 (IRS Employer Identification No.)
8410 WEST BRYN MAWR, SUITE 700 CHICAGO, ILLINOIS 60631 (773) 399-8900 (Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

LeRoy T. Carlson, Jr., Chairman United States Cellular Corporation c/o Telephone and Data Systems, Inc. 30 North LaSalle Street, Suite 4000 Chicago, Illinois 60602 (312) 630-1900	with a copy to: Stephen P. Fitzell, Esq. Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603 (312) 853-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

EXPLANATORY NOTE

On May 9, 2008, the Registrant filed a registration statement (the “Registration Statement”) on Form S−3 (File No. 333-150779) relating to the registration of an indeterminate amount of senior debt securities to be offered from time to time at indeterminate prices.

On the foregoing determination date (May 9, 2008), the Registrant qualified as a Well-Known Seasoned Issuer, as defined in Rule 405 under the Securities Act of 1933, as amended (“Securities Act”).

Accordingly, pursuant to General Instruction I.D. of Form S-3 and Rule 462(e) under the Securities Act, such Registration Statement was an Automatic Shelf Registration Statement (as defined in Rule 405) and became effective upon filing with the Commission.

On February 25, 2010, the Registrant filed its Annual Report on Form 10-K for the year ended December 31, 2009.

On such relevant determination date (February 25, 2010), the Registrant did not qualify as a Well-Known Seasoned Issuer for continued use of the Registration Statement.

The Registrant has not made any offering or sale of securities under the Registration Statement, and has determined to deregister all securities under the Registration Statement.

Accordingly, the Registrant is filing this Post−Effective Amendment No. 1 to the Registration Statement to deregister all securities that were registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 9, 2010.

UNITED STATES CELLULAR CORPORATION

By:	/s/ LeRoy T. Carlson, Jr.
LeRoy T. Carlson, Jr. Chairman

Signature Page to Post-Effective Amendment to Deregister

Registration Statement No. 333-150779